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                                  EXHIBIT 99.1


FOR IMMEDIATE RELEASE
Contact:  Thomas L. Carter (317) 715-4196

                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                          UPDATES STATUS OF 10-K FILING

INDIANAPOLIS, IN - APRIL 14, 2004 - Championship Auto Racing Teams, Inc. ("Championship" or "Company") (OTCBB:CPNT.OB) announced today that it will be unable to file its 2003 Annual Report on Form 10-K with the U.S. Securities and Exchange Commission (SEC) by the extension deadline of April 14, 2004. On March 30, 2004, the Company filed a Form 12b-25 with the SEC, which grants an automatic fifteen-day extension to the Form 10-K filing deadline in order to complete the audit of its financial statements for the year ended December 31, 2003. In the Form 12b-25, the Company stated that it was unable to complete its financial statements by March 30, 2004 due primarily to the fact that its operating subsidiary CART, Inc. filed for bankruptcy under the U. S. Bankruptcy Code in December 2003. The sale of substantially all the assets of CART, Inc., and certain other assets, was completed on February 13, 2004. The Company and its accountants have been working diligently to finalize the financial statements and the 10-K as quickly as possible. However, at this time, the Company is unable to predict when it will be in a position to file its Form 10-K.

ABOUT CHAMPIONSHIP AUTO RACING TEAMS, INC.

Championship Auto Racing Teams, Inc. previously owned and operated the ChampCar World Series. The Company has sold all of its operating assets and is in the process of winding up its affairs.

SAFE HARBOR STATEMENT

The statements made in this news release that state the Company's managements' beliefs or expectations and which are not historical facts, or which apply prospectively are forward-looking statements. Words such as "may, will, expect, believe, anticipate, forecast, intend, could, would, estimate, or continue," or the negative variation thereof, or comparable terminology are intended to identify forward-looking statements. It is important to note that the Company's actual results could differ materially from those contained or implied by such forward-looking statements. The risks and uncertainties considered include, but are not limited to potential claims, or other issues that could occur while the company is in the process of winding up its affairs. Additional information concerning the Company's actual results can be obtained from the SEC's website at www.sec.gov.